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EXHIBIT 24

POWER OF ATTORNEY

EXHIBIT 24
POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes Kit M. Cole or Mark Garwood, or either of them, as attorney-in-fact, to sign on his or her behalf, individually and in each capacity stated below, and to file this Registration Statement on Form S-8 and all amendments and/or supplements to this Registration Statement on Form S-8.

Signature	Title	Date

/s/ KIT M. COLE Kit M. Cole	Chief Executive Officer, Chairman of the Board, and Director (Principal Executive Officer)	April 27, 2004
/s/ CAROLYN HORAN Carolyn Horan	Director	April 27, 2004
/s/ RICHARD E. SMITH Richard E. Smith	Director	April 27, 2004
/s/ W. JEFFERY TAPPAN W. Jeffery Tappan	Director	April 27, 2004
/s/ MICHAEL MOULTON Michael Moulton	Chief Financial Officer (Principal Financial Officer)	April 28, 2004

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EXHIBIT 24 POWER OF ATTORNEY